Exhibit (a)(1)(E)

Offer to Purchase For Cash

All Outstanding Shares of Common Stock

of

TOWER INTERNATIONAL, INC.

at

$31.00 PER SHARE

Pursuant to the Offer to Purchase dated August 15, 2019

by

TIGER MERGER SUB, INC.

a wholly-owned subsidiary of

AUTOKINITON US HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 13, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (THE “EXPIRATION TIME”).

August 15, 2019

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated August 15, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), relating to the offer by Tiger Merger Sub, Inc., a Delaware corporation (the “Offeror”) and a wholly-owned subsidiary of Autokiniton US Holdings, Inc., a Delaware corporation (“Parent”), which is controlled by certain private equity funds for which KPS Investors IV, Ltd., a Cayman Islands exempted company (“KPS IV”), acts as General Partner, to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share, of Tower International, Inc., a Delaware corporation (“Tower”), at a purchase price of $31.00 per Share (the “Offer Price”), net of applicable withholding and without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is Tower’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF TOWER (THE “TOWER BOARD”) RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The Offer Price is $31.00 per Share, net of applicable withholding and without interest, upon the terms and subject to the conditions set forth in the Offer.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 12, 2019, by and among Tower, Parent and the Offeror (as it may be amended from time to time, the “Merger Agreement”). The Merger Agreement provides, among other things, that as soon as practicable following the consummation of the Offer and subject to certain conditions, the Offeror will merge with and into Tower (the “Merger”), without the vote of the stockholders of Tower, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Tower surviving as a wholly-owned subsidiary of Parent. As a result of the Merger, the Shares will cease to be publicly traded.

4. The Board of Directors of Tower unanimously (a) determined that it is advisable and in the best interests of Tower and its stockholders to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, including, without limitation, the Offer and the Merger, (b) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including, without limitation, the Offer and the Merger, are fair to and in the best interests of Tower and its stockholders, (c) approved and declared advisable the Merger Agreement, the Merger, the Offer and the other transactions contemplated by the Merger Agreement, in each case, in accordance with the DGCL, (d) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the DGCL and (e) recommended that the stockholders of Tower accept the Offer and tender their Shares in and pursuant to the Offer.

5. The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 13 of the Offer to Purchase. There is no financing condition to the Offer.

6. The Offer will expire at 5:00 P.M., New York City time, on September 13, 2019, unless the Offer is extended by the Offeror or earlier terminated. Previously tendered Shares may be withdrawn at any time until the Offer has expired.

7. Any transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase For Cash

All Outstanding Shares of Common Stock

of

TOWER INTERNATIONAL, INC.

at

$31.00 PER SHARE

Pursuant to the Offer to Purchase dated August 15, 2019

by

TIGER MERGER SUB, INC.

a wholly-owned subsidiary of

AUTOKINITON US HOLDINGS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 15, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), relating to the offer by Tiger Merger Sub, Inc., a Delaware corporation (the “Offeror”) and a wholly-owned subsidiary of Autokiniton US Holdings, Inc., a Delaware corporation, which is controlled by certain private equity funds for which KPS Investors IV, Ltd., a Cayman Islands exempted company, acts as General Partner, to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share, of Tower International, Inc., a Delaware corporation, at a price of $31.00 per Share, net of applicable withholding and without interest, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by the Offeror in its sole discretion.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE
Shares*
Signature(s)

Account No.

Dated , 2019

Area Code and Phone Number

Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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